                                                                    EXHIBIT 4.27

                            DIVIDEND TRUST SETTLEMENT

         THIS SETTLEMENT is made as of the 21st day of December, 2001,

BETWEEN:

                  MFC BANCORP LTD., a corporation organized under the laws of the Yukon Territory, having an address at 17 Dame Street, Dublin 2, Ireland

                  (hereinafter called the "Settlor")

                                                               OF THE FIRST PART
AND:

                  THE DIVIDEND TRUST COMMITTEE OF THE BOARD OF DIRECTORS OF MFC BANCORP LTD., who have executed this Dividend Trust Settlement as Trustees hereof

                  (hereinafter called the "Original Trustees")

                                                              OF THE SECOND PART

WHEREAS:

A. The Settlor being desirous of making such irrevocable settlement as is hereinafter set forth has paid to the Original Trustees or otherwise placed under their control the sum of U.S. $100.00 (One Hundred U.S. Dollars); and

B. It is contemplated that further property may have to be deposited with or placed under the control of the Trustees (as hereinafter defined) to be held by them upon the trusts of this Settlement (as hereinafter defined).

NOW THIS INSTRUMENT WITNESSETH as follows:

1. In this Settlement, the following expressions shall have the following meanings:

         (a) "Beneficiaries" means the registered holders of common shares of the Settlor as at the close of trading on the Record Date and such Persons who become or continue to be registered holders of common shares of the Settlor, from time to time, after the Record Date but before the close of trading on the Ex-Dividend Date. After the Ex-Dividend Date the Beneficiaries shall be comprised solely of those Persons that were the registered holders of common shares of the Settlor as at the close of trading on the Ex-Dividend Date;

        (b) "close of trading", on any day, means the regular time of the close of trading of the Mymetics common shares through the NASD OTC Bulletin Board, being 4:00 p.m. eastern time;

        (c)       "Distribution Event" means either:

                  (i) the receipt by the Trustees of an exemption order or orders in a form or forms satisfactory to the Trustees, sufficient to allow the distribution of the Special Dividend to the Beneficiaries resident in Canada; or

                  (ii) receipt by the Trustees of a legal opinion, in a form satisfactory to the Trustees, providing that the Special Dividend may be distributed to the Beneficiaries resident in Canada, together with the occurrence of any of the following:

                  (iii) receipt by the Trustees of confirmation of filing and acceptance of the Registration Statement in a form satisfactory to the Trustees and sufficient to allow the distribution of the Special Dividend to the Beneficiaries resident in the United States;

                  (iv) receipt by the Trustees of a copy of a "no action letter", in a form satisfactory to the Trustees, allowing for the distribution of the Special Dividend to the Beneficiaries resident in the United States; or

                  (v) receipt by the Trustees of a legal opinion, in a form satisfactory to the Trustees, providing that the Special Dividend may be distributed to the Beneficiaries resident in the United States;

        (d) "Ex-Dividend Date" means the ex-dividend date determined or to be determined by the Settlor in respect of the Special Dividend, in accordance with regulatory requirements;

        (e) "Mymetics" means Mymetics Corporation, a Delaware corporation having an address at 50 - 52 Avenue Chanoine Cartellier, 69230 Saint-Genis, Laval, France;

        (f) "Person" means any individual, sole proprietorship, corporation, partnership, bank, joint venture, trust, unincorporated association, association, institution or other entity;

        (g)       "Record Date" means December 31, 2001;

        (h) "Registration Statement" means a registration statement to be filed with the SEC, in the appropriate form, relating to the registration for distribution of the Special Dividend in the United States;

        (i)       "SEC" means the United States Securities and Exchange
                  Commission;

         (j) "Settlement" means the trust settlement evidenced by this instrument, as amended, supplemented and restated from time to time;

         (k)      "Shares" means 9,016,293 common shares of Mymetics;

         (l) "Special Dividend" means a dividend in kind declared or to be declared by the Settlor, pursuant to which the Settlor shall dividend the Shares to the Beneficiaries, pro rata to their shareholdings in the Settlor as at the Ex-Dividend Date;

         (m)      "Trust Fund" means and includes:;

                  (i) the said sum of U.S. $100.00 (One Hundred U.S. Dollars) referenced in Recital A to this Settlement;

                  (ii)     the Shares and all accretions and additions thereto;
                           and

                  (iii) the investments, securities, property and cash, from time to time, representing the said sum and the Shares and all accretions and additions thereto;

         (n) "Trustees" means the Original Trustees or other trustee or trustees so acting hereunder, from time to time; and

         (o) "Vesting Date" means the date that occurs upon the expiry of the period of 5 years from the date of this Settlement;

2. This Settlement is established under the laws of British Columbia, Canada and the rights of all parties and the construction and effect of each and every provision hereof shall be subject to the exclusive jurisdiction of and construed and regulated only according to the laws of British Columbia and the laws of Canada applicable therein notwithstanding that any one or more of the Trustees may, from time to time, be resident or domiciled elsewhere than in British Columbia, Canada.

3. The Trustees shall stand possessed of the Trust Fund, upon trust, to retain the same in its existing form and for the following purposes:

         (a) upon the occurrence of a Distribution Event, to distribute the Shares to the Beneficiaries, pro rata to their respective holdings of registered shares of the Settlor, as constituted at the close of trading on the Ex-Dividend Date, subject to any withholdings, adjustments or remittances that may be required to be effected by the Trustees in respect of taxes payable in Canada or the United States, in accordance with the terms of this Settlement; and

         (b) if a Distribution Event has not occurred on or before December 20, 2002, to sell, call in or convert the Shares to cash on December 23, 2002 in a prudent fashion and, upon completion thereof, to distribute the net proceeds thereof to the Beneficiaries, pro rata to their respective holdings of registered shares of the Settlor, as constituted at the close of trading on the Ex-Dividend Date, subject to any withholdings, adjustments or remittances that may be required to be effected by the Trustees in respect of taxes payable in Canada or the United States, in accordance with the terms of this Settlement.

4. The Trustees shall stand possessed of the Trust Fund and all accretions and additions thereto, upon the trusts and with and subject to the powers and provisions hereinafter declared and contained concerning the same.

5. The Trustees shall hold the capital and income, if any, of the Trust Fund upon trust for the Beneficiaries.

6. The Trustees shall, until the Vesting Date or the occurrence of a Distribution Event and the completion of the Special Dividend, accumulate the entire income of the Trust Fund, if any, arising between the date hereof and the said date, by holding the same in the form received, provided that any amounts received in cash shall be deposited to an interest-bearing cash account.

7. Subject to the trusts hereinbefore contained, the Trustees shall stand possessed of the Trust Fund on the Vesting Date upon trust for the Beneficiaries.

8. On the Vesting Date, or upon the failure of the trust established by this Settlement, for any reason, prior to the Vesting Date, the Trustees shall, on such date, sell, in a prudent fashion, all assets comprising the Trust Fund not comprised of cash, including the Shares, or shall convert all such assets, including the Shares, into cash, and, upon completion thereof, shall distribute the net proceeds thereof to the Beneficiaries pro rata to their respective holdings of registered shares of the Settlor, as constituted at the close of trading on the Ex-Dividend Date. The parties hereto acknowledge and agree that no assets constituting the Trust Fund may, under any circumstances, revert to the Settlor.

9. The Trustees shall execute all documents and do all things as may be necessary or desirable, to facilitate the completion, filing and acceptance by the SEC of the Registration Statement and the implementation thereof including, without limitation, voting or causing to be voted the Shares in favour of any act, deed or approval necessary or desirable to be done or made by Mymetics in connection with the completion, execution, filing or effectiveness of the Registration Statement;

10. It is hereby expressly declared that the Trustees may, at any time, and from time to time, before the Vesting Date, exercise the powers hereinafter contained, and, without limitation:

                  (a) the Trustees may take the opinion of legal counsel, at the expense of the Settlor, concerning any difference arising under this Settlement or on any matter, in any way, relating to the Trust Fund or to their duties in connection with the Settlement and in all such matters they may act in accordance with the opinion of counsel or not, at their complete discretion, and without being responsible for any loss occasioned by reason of their having acted or failed to act upon any such opinion; and

                  (b) the Trustees may keep the whole, or any part, of the trust property within or without the jurisdiction of British Columbia.

11. The Trustees shall not, under any circumstances, exercise any voting rights appertaining to the Shares or any additional Mymetics shares acquired by the Trustees, from time to time, by way of a dividend or distribution in kind or specie from Mymetics with the exception that the Trustee shall cause the Shares or additional Mymetics shares, to the extent necessary or desirable, to be voted in favour of any act or deed required to be completed in connection with the Registration Statement, including, without limitation, any act, deed or approval necessary or desirable to be done or made by Mymetics in connection with the completion, execution, filing or effectiveness of the Registration Statement, all at the expense of the Settlor, and the Settlor hereby agrees to indemnify the Trustees in respect thereof.

12. The Trustees may employ any agent or agents, at the expense of the Settlor, (being a person, firm or corporation) to transact all or any business of whatsoever nature required to be done pursuant to this Settlement including, without limitation, in respect of the distribution of the Shares to the Beneficiaries in accordance with the Special Dividend, and the Trustees shall be entitled to be allowed and paid all charges and expenses so incurred and shall not be responsible for the default of any such agent or agents or any loss occasioned by the employment of such agent or agents, and the Settlor hereby agrees to indemnify the Trustees in respect thereof.

13. The Trustees may without being liable for any consequential loss, deposit the Shares held by them as trustees with any Person in any part of the world, including, without limitation, with any banker, investment banker or broker, for safe custody or receipt of dividends, at the expense of the Settlor, and the Settlor shall indemnify the Trustees in respect thereof.

14. The Trust Fund may be held in the name or names of any one or more of the Trustees and the Trustees shall have the right to vest any assets forming part of the Trust Fund in a stakeholder or in an agent or nominee or nominees, manager or managers anywhere in the world on behalf of the Trustees at the expense of the Settlor, upon such terms as the Trustees may deem reasonable without being liable for any loss incurred in consequence of any such action, provided that no such assets will be vested or entrusted to the Settlor, and the Settlor shall indemnify the Trustees in respect thereof.

15.      (a)      The Trustees hereof shall consist of the Persons comprising the Dividend Trust Committee of the board of directors of the Settlor (the "Committee") who are so willing to act and the number of Trustees shall be equal to the number of members of the Committee. If any of the members of the Committee refuse to act as a Trustee hereunder, the number of Trustees shall be reduced by the number of Committee members so refusing to act, and shall be increased, from time to time, upon any member of the Committee not previously a Trustee, consenting to so act.

         (b) Subject to consultation between the Trustees, as hereinafter provided in this clause, all or any of the powers, discretions, and authorities hereby or by law, given to or vested in the Trustees may, at any time or times be exercised by a majority in point of number of the Trustees without the concurrence of the other or others of them and so that every exercise of such powers, discretions, or authorities as aforesaid, by a majority of the Trustees, for the time being hereof, shall be valid and binding upon all persons interested hereunder in all respects as if all the Trustees had concurred therein but so that no Trustee shall be liable for any act or thing done or omitted in the execution of the trusts of this Settlement without his knowledge and actual concurrence.

                  Provided always that:

                  (i) prior to the execution by a majority of the Trustees of any powers, discretions, or authorities hereunder, there shall be consultation between all the Trustees either personally or in writing by letter, facsimile, or cable;

                  (ii) such prior consultation shall not be necessary with regard to any Trustee with whom the other Trustees shall declare in writing that, in their opinion, it is impossible or inexpedient to communicate;

                  (iii) consultation with any attorney duly appointed by a Trustee shall, as far as the donor of the power of attorney is concerned, be deemed for all purposes to be consultation with that Trustee;

16.      (a)      Subject to section 15(a) hereof, if any Trustee hereof,
                  whether original, additional, or substituted, shall die or shall give notice of his or her desire to withdraw and be discharged from the trusts hereof under the provisions of subclause (b) of this clause or shall refuse or become unfit to act then the Settlor, failing whom the surviving or continuing Trustees or if there are no such, then the Trustee or Trustees desiring to be discharged and failing them the personal representatives of the last surviving Trustee (if any) may, by document in writing or by instrument, appoint one or more other persons to be a Trustee or Trustees hereof in place of the Trustee or Trustees deceased, desiring to withdraw and be discharged, refusing, or becoming unfit to act.

         (b) If any Trustee hereof other than a sole Trustee shall at any time desire to withdraw and be discharged from the trusts hereof, he or it may do so by notice in writing, signed personally by himself and upon the posting or personal delivery of such notice, the Trustee so doing shall cease to be a Trustee hereof to all intents and purposes except as to acts and deeds necessary for the proper vesting of the trust property in the continuing or new Trustee or Trustees or otherwise, as the case may require, and a sole Trustee may withdraw and be discharged as aforesaid but only so as to take effect on the appointment of a new Trustee or Trustees under the provisions of the previous subclause.

         (c) The persons in subclause (a) of this clause, mentioned in like order of priority, may, by document in writing or by instrument, appoint one or more other persons to be an additional or new Trustee or Trustees hereof, subject however to the proviso contained in the said subclause (a).

         (d) Acts and deeds done or executed for the proper vesting of the trust property in new or additional Trustees, shall be done and executed by the continuing or retiring Trustee or Trustees, at the expense of the Settlor, and the Settlor shall indemnify the Trustees in respect thereof.

         (e) Any person dealing with the Trustees of this Settlement may rely upon a copy of these presents certified before a notary public by the Trustees or by their attorney-at-law, advocates or solicitors, as the case may be, to the extent as he might rely upon the original.

17. This Settlement may be amended only with the consent of the Beneficiaries holding a majority of the common shares of the Settlor held by the Beneficiaries, excluding from any vote in respect thereof, to the extent such Persons would otherwise be entitled to vote, the Settlor, its affiliates and agents. Notwithstanding the foregoing, the Company and the Trustees may amend or supplement this Settlement to cure any ambiguity, defect or inconsistency, provided that any such amendment does not adversely affect the interests of the Beneficiaries hereunder.

18. The Trustees shall, upon the happening of a Distribution Event, in conjunction with the distribution of the Special Dividend, sell a portion of the Shares allocated for distribution to any Beneficiary, in respect of which the Trustee is required to withhold monies on a account of taxes, in an amount sufficient to satisfy such obligation and shall remit the proceeds thereof in accordance with and as may be required by applicable law.

19. In respect of a distribution of proceeds in accordance with Section 3(b) of this Settlement, or any distribution hereunder, the Trustees shall withhold such amounts as may be required on account of taxes in respect thereof and shall remit such amounts in accordance with and as may be required by applicable law.

20. In the execution of the trusts and powers hereof, no Trustee shall be liable for any loss to the Trust Fund arising in consequence of any failure, depreciation, or loss made in good faith or by reason of any mistake or omission made in good faith or any other matter or thing except willful and individual fraud or wrongdoing on the part of the trustee who is sought to be made liable.

21. The Settlor hereby covenants and agrees to indemnify and save harmless each Trustee from and against any and all charges and claims of every nature and kind whatsoever which may be brought or made by any Person against such Trustees in consequence of their being Trustees hereunder or that arise out of or are in any way connected with the exercise of the Trustees' duties in connection with the Dividend Trust Settlement, including any costs, damages, expenses (including legal fees and disbursements on a full indemnity basis), fines, liabilities, penalties (statutory and otherwise) and losses which a Trustee may sustain, incur or be liable for as a consequence of acting as a Trustee, whether sustained or incurred by reason of negligence, default, breach of duty, breach of trust, failure to exercise due diligence or otherwise in relation to the exercise of the Trustees' duties hereunder.

22. Notwithstanding anything hereinbefore contained, nothing herein shall be construed as permitting the exercise of any power or discretion hereunder after the Vesting Date.

23.      This Settlement shall be known as the "Dividend Trust Settlement".

24. This Settlement and the dispositions hereby made are intended to be and are irrevocable.

IN WITNESS WHEREOF the Settlor and the Original Trustee have each executed this Settlement as of the day and year first written above.

MFC BANCORP LTD.

By:      /s/ ROY ZANATTA
         ---------------
Name:    Roy Zanatta
         ---------------
Title:   Secretary
         ---------------

SIGNED, SEALED and DELIVERED by                      )
MICHAEL J. SMITH in the presence of:                 )
                                                     )
                                                     )    /s/ MICHAEL J. SMITH
---------------------------------------------------  )    ----------------------
Signature                                            )        MICHAEL J. SMITH
                                                     )
---------------------------------------------------  )
Address                                              )
                                                     )
---------------------------------------------------  )
                                                     )
---------------------------------------------------  )
Occupation

SIGNED, SEALED and DELIVERED by                      )
SOK CHU KIM in the presence of:                      )
                                                     )
                                                     )     /s/ SOK CHU KIM
---------------------------------------------------  )     ---------------------
Signature                                            )         SOK CHU KIM
                                                     )
---------------------------------------------------  )
Address                                              )
                                                     )
---------------------------------------------------  )
                                                     )
---------------------------------------------------  )
Occupation


SIGNED, SEALED and DELIVERED by                      )
OQ-HYUN CHIN in the presence of:                     )
                                                     )
                                                     )      /s/ OQ-HYUN CHIN
---------------------------------------------------  )      --------------------
Signature                                            )          OQ-HYUN CHIN
                                                     )
---------------------------------------------------  )
Address                                              )
                                                     )
---------------------------------------------------  )
                                                     )
---------------------------------------------------  )
Occupation